Exhibit 10.11
                        MARKETING AND RESELLER AGREEMENT

         This Marketing and Reseller Agreement ("AGREEMENT") entered into as of [__________] 2005 ("EFFECTIVE DATE") by and between COMP USA, Inc. ("COMP USA"), located at _________________________, and Spare Backup, Inc., ("SBI"), located at 73-061 El Paseo, Suite 202, Palm Desert CA 92260 shall set forth the terms and conditions under which COMP USA and SBI shall transact business.

                                    RECITALS

         WHEREAS, SBI provides proprietary services, products and technologies which allow end-users to backup electronic files, among other things ("SPARE TECHNOLOGY");

         WHEREAS, COMP USA expects to market and obtain buyers for certain of SBI's Spare Technology services and products through its contacts and expects to develop further contacts with entities and individuals wishing to purchase certain goods and services such as those offered by SBI;

         WHEREAS, SBI expects to expand its marketing efforts by obtaining customers for its Spare Technology services and products through COMP USA; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION ONE - MARKETING

         1.01 Non-Exclusive Appointment. Subject to the terms and conditions of this Agreement, SBI hereby appoints COMP USA as a non-exclusive worldwide right to offer to End-Users the Spare Technology product(s) and service(s) listed on Exhibit A attached hereto (the "PRODUCT(S)"). "END USER(S)" means a person or entity that purchases or licenses any Products for use in the regular course of such person's or entity's business or personal use and not for resale or sublicensing by such person or entity. Under this appointment, COMP USA shall offer the Products according to the terms and conditions set forth in this Agreement and SBI's then-current terms and conditions for its Products as made generally available by SBI to SBI End Users ("SBI'S TERMS AND Conditions"), including without limitation, terms of use, warranties, indemnification or non-indemnification, limitation of liability and disclaimers. COMP USA shall require that any and all End-Users receiving the Products by or from COMP USA shall adhere to SBI's Terms and Conditions for its Products. COMP USA acknowledges and agrees that any obligation with regards to rights or licenses that End-Users may have to the Products as may be offered by COMP USA are subject to SBI's Terms and Conditions for such Products and COMP USA represents, warrants and covenants that COMP USA shall not add or represent to any third party any additional or different provisions than those contained in SBI's Terms and Conditions for the Products.

         1.02. Duties of COMP USA. COMP USA shall identify prospective customers by unique tracking or identification code, supplied by SBI whether on a wholesale, retail, or online level, that are potentially interested in the Products provided by SBI. COMP USA will obtain and record all information reasonably required to offer the Products to these prospective customers, including any such information reasonably necessary to uniquely identify such prospective customers once such customers become End-Users for the purposes of payments and calculations of commissions on Products either thru there own accounting procedures that are standard through retail or through SBI back end accounting program in which SBI will issue a specific code for them COMP USA to get into there systems. COMP USA further agrees to provide the necessary activities and steps to ensure that all customers of SBI are properly serviced once their orders have been taken including all steps necessary to ensure delivery of said Products. COMP USA's duties include, but are not limited to, scheduling delivery dates and locations (within the parameters of SBI's capacity), providing appropriate customer service and identifying and disclosing all necessary Product requirements to such potential customers to complete said transactions. COMP USA further asserts that they will service all of the sales relationships and provide quarterly reviews of said relationships performance.

         1.03. Minimum Price. COMP USA may offer End Users or any third parties the Products at a price no lower than the "MINIMUM PRICE" identified and listed on EXHIBIT A. Notwithstanding anything herein to the contrary, COMP USA shall not distribute, sell, offer to sell, assign, market, license or otherwise transfer or offer to transfer the Products ("SALES") to any third parties below the Minimum Price, unless agreed to by SBI in writting. All Sales are subject to SBI's terms of acceptance, including terms of credit. Any and all orders for such Sales submitted by COMP USA shall be in such form and detail as SBI deems reasonably necessary to complete such Sales transactions.

         1.04. Independent Contractors. The relationship of COMP USA and SBI is that of independent contractors. Neither party nor their employees, consultants, contractors or agents are agents, employees, partners or joint ventures of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Additionally, COMP USA represents, warrants and covenants that: (a) it will not make any false or misleading representations or omissions with respect to SBI or its services or products; (b) COMP USA will at all times conduct its business in a manner reflecting favorably upon SBI and the SBI products and services; and (c) no oral or written advice or information given by COMP USA shall create any warranty for the Products.

         1.05. Non-Exclusive Services. During the term of this Agreement, either party shall have the right to engage in any other business it so chooses in its sole discretion subject to any limitations as contained in this Agreement, including, but not limited to under Section 4.03 as long as performance hereunder is not impacted.

         1.06 SBI Products. Notwithstanding anything herein to the contrary, COMP USA acknowledges and agrees that its rights to offer the Products to End Users do not provide COMP USA any rights to offer any of SBI's other products (including later or subsequent versions of the Products) or the products of SBI's affiliates, nor does this Agreement in anyway obligate SBI to provide updates or subsequent versions of the Product to it or End-Users. COMP USA acknowledges and agrees that SBI may discontinue the Product at any time.

         1.07 Compliance. COMP USA will fully comply with all applicable laws, rules and regulations (including, without limitation, export control laws, rules and regulations) in the exercise of its rights and performance of its duties and obligations under this Agreement and will not engage in any illegal or unethical business practices in promoting, marketing, offering or distributing the Products. Without limiting the foregoing, applicable laws, shall also include without such laws as the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 ("CAN-SPAM ACT") and other laws anywhere around the world which email or the distribution thereof. Additionally, with regards to all End-User information collected in the under the scope of this Agreement, especially End-User personal data, COMP USA represents and warrants that such information shall be kept secure and private and to fully comply with all data protection and privacy laws and regulations and shall not share, rent, sell, disclose or otherwise make available to any third party such information except in compliance therefor and only with the express written permission of the applicable End-User.

         1.08 Product Distribution. All Products shall be distributed or delivered according to the procedures set forth by SBI. SBI may at its sole discretion, and without any obligation to do so, allow COMP USA to directly distribute the Products to End-Users.

         1.09. Right to Audit. During the terms of this Agreement and for two
(2) years thereafter, COMP USA agrees to provide and make available to SBI all reports and records as reasonably requested and to provide access to COMP USA facilities to audit COMP USA's compliance with the provisions of this Agreement.

SECTION TWO - PAYMENT OF FEES

         2.01 Fees. For each Sales of Product made under this Agreement, SBI shall receive the Minimum Price per Product. All monies received above the Minimum Price per Product shall be COMP USA's consideration for such Sales of Products, as more fully described and set forth on Exhibit A (the "COMMISSION"). All fees and amounts received for the Sales of Product shall be collected according to the procedures set forth by SBI. SBI may, but without obligation, allow COMP USA the right to collect amounts received for Sales of the Products from COMP USA End Users; provided, however, any such right shall be contingent upon COMP USA immediately remitting the Minimum Price to SBI and SBI's right to quarterly audit COMP USA's records and financial books related to Sales and revenues generated therefrom.

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         2.02 All other Costs. COMP USA shall be solely and fully responsible for any and all costs related to Sales of the Products, including the cost incurred by or for third parties or other agents including without limitation subcontractors that are used, retained or required to market or complete any Sales transaction by COMP USA. COMP USA will be solely responsible for all costs, liabilities and obligations, including, but not limited to, any and all commissions and other fees, incurred in connection with COMP USA's promotion, marketing, and distribution of the Products. Notwithstanding anything herein to the contrary, other than the Commission, SBI shall not be obligated to COMP USA for any other amounts under this Agreement, including for Sales of Products.

SECTION THREE - TERM AND TERMINATION

         3.01. Term. The initial term of this Agreement shall be for a period of one (1) year (the "INITIAL TERM"), commencing on the Effective Date and shall automatically be renewed for an additional one (1) year term, unless terminated by written notice of non-renewal by either party to the other party prior to the expiration of the Initial Term.

         3.02. Default. Either party shall have the right to terminate this Agreement at any time if:

           (a) the other party breaches any of the provisions of this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice thereof from the non-breaching party;

           (b) the other party breaches a material provision of this Agreement;

           (c) SBI decides to discontinue the Product, whether in whole or in part; or

           (d) the other party (i) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (ii) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or assignment or composition for the benefit of creditors.

For the purposes of Section 3.02(b), any breach of Sections 1.01, 1.04, 1.07, 2.02, 4, 5 and 6.04 shall be considered a material breach of a material provision of this Agreement for which there is no cure.

         3.03. Effect of Termination. Undisputed Commissions earned by COMP USA as set forth in Section 2.01 and as more fully described in Exhibit A shall be paid to COMP USA in spite of any cancellation, termination or expiration of this Agreement, so long as COMP USA met all conditions and obligations set forth in this Agreement prior to such cancellation, termination or expiration. Regardless of cause for termination, in any termination of this Agreement, Sections 1.05, 1.06, 1.09, 3.03, 4.01, 4.05, 4.06, 5 and 6 shall survive.

SECTION FOUR - OTHER OBLIGATIONS

         4.01. Confidential Information. The parties acknowledge that in their performance of their duties hereunder either party may communicate to the other (or its designees) certain confidential and proprietary information, including without limitation information concerning know-how, technology, techniques, or business or marketing plans related thereto (collectively, the "CONFIDENTIAL INFORMATION") all of which are confidential and proprietary to, and trade secrets of, the disclosing party; provided, however, prior to any such disclosure or communication, any such information shall be marked "Confidential" or if disclosed in intangible form is designated as confidential at the time of disclosure and then confirmed in writing within seven (7) days. Confidential Information does not include information that: (i) is public knowledge at the time of disclosure by the disclosing party; (ii) becomes public knowledge or known to the receiving party after disclosure by the disclosing party other than by breach of the receiving party's obligations under this section or by breach of a third party's confidentiality obligations; (iii) was known by the receiving party prior to disclosure by the disclosing party other than by breach of a third party's confidentiality obligations; or (iv) is independently developed by the receiving party. As a condition to the receipt of the Confidential Information from the disclosing party, the receiving party shall for the term of this Agreement and for three (3) years thereafter: (i) not disclose in any manner, directly or indirectly, to any third party any portion of the disclosing party's Confidential Information; (ii) not use the disclosing party's Confidential Information in any fashion except to perform its duties hereunder or with the disclosing party's express prior written

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consent; (iii) disclose the disclosing party's Confidential Information, in whole or in part, only to employees and agents who need to have access thereto for the receiving party's internal business purposes; (iv) take all necessary steps to ensure that its employees and agents are informed of and comply with the confidentiality restrictions contained in this Agreement; and (v) take all necessary precautions to protect the confidentiality of the Confidential Information received hereunder and exercise at least the same degree of care in safeguarding the Confidential Information as it would with its own confidential information, and in no event shall apply less than a reasonable standard of care to prevent disclosure. The receiving party shall promptly notify the disclosing party of any unauthorized disclosure or use of the Confidential Information. The receiving party shall cooperate and assist the disclosing party in preventing or remedying any such unauthorized use or disclosure.

         4.02. Indemnification. Each party agrees to indemnify, defend, and hold harmless the other party, its employees, members, directors, managers, officers or agents from and against any loss, liability, damage, penalty or expense (including attorneys' fees, expert witness fees and cost of defense) they may suffer or incur as a result of (i) any failure by the party or any employee, agent or affiliate of the party to comply with the terms of this Agreement; (ii) any warranty or representation made by the party being false or misleading; or
(iii) any representation or warranty made by the party or any employee or agent of the party to any third person other than as specifically authorized by this Agreement.

         4.03. Use of Subcontractors. [COMP USA may delegate certain of its duties and obligations under this Agreement (but only insubstantial portions thereof) to third party subcontractors ("SUBCONTRACTORS"); provided, however, that COMP USA shall remain fully and solely responsible and liable for any use of such Subcontractors in the performance of this Agreement. For the purposes of this Agreement and with regards to any question of liability and responsibility, Subcontractors shall be considered agents of COMP USA and shall comply with all terms as if COMP USA. COMP USA represents, warrants and covenants that: (a) any and all Subcontractors shall be duly qualified and experienced to perform the services for which it has or will be delegated by COMP USA; (b) prior to any use of any Subcontractors COMP USA shall have executed agreements with each of such Subcontractors with terms consistent with and at least as protective of SBI as that of this Agreement, including provisions of confidentiality, non-solicitation and data privacy; and (c) that any commissions or amounts owed to such Subcontracts are the sole responsibility of COMP USA.]

         4.05. Non-Solicitation.

                  (a) During the period that this Agreement is in effect and for the two-year period immediately following termination of this Agreement, each party shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of, or consultant to, the other party or its subsidiaries to leave the employ of, or consultancy to, the other party or its subsidiaries, or in any way interfere with the relationship between the other party or its subsidiaries and any employee or consultant thereof, (ii) hire any person who was an employee of, or consultant to, the other party or its subsidiaries at any time during the twelve month period immediately prior to the date on which such hiring would take place without the written consent of an officer of the other party (it being conclusively presumed by the parties so as to avoid any disputes under this section that any such hiring within such twelve-month period is in violation of clause (i) above); (iii) call on, solicit or service any customer, supplier, licensee, licensor, consultant, contractor or other business relation of the other party or its respective subsidiaries in order to induce or attempt to induce such person to cease doing business with the other party or its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, consultant, contractor or other business relation and the other party or its subsidiaries (including, without limitation, making any negative statements or communications about the other party or its subsidiaries); or (iv) call on, solicit, or take away or attempt to call on, solicit, or take away any of the other party `s customers and vendors on whom the party called or became acquainted during his/her/its contractual relationship with the other party, either on its behalf or that of other person, firm, or corporation. For purposes of this provision, the parties acknowledge that the companies in ATTACHMENT A (attached hereto) are customers and business relations of COMP USA: the listing of the companies in Attachment A in no way limit the parties to enforcing these provisions as to any other companies that should be added with the agreement of both parties. COMP USA agrees that the factories and individuals used to source products and services are business relations of SBI and are to be treated as such under the terms of this Agreement. Additionally, for the purposes of this Section, any End-User of Products for which COMP USA receives a Commission under this Agreement shall conclusively be considered customers of SBI.

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                  (b) If, at the time of enforcement of the covenants contained in this Section above (the "PROTECTIVE COVENANTS"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the Protective Covenants to cover the maximum duration, scope and area permitted by law. SBI and COMP USA agree that the Protective Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the parties' businesses and agrees not to challenge the validity or enforceability of the Protective Covenants.

                  (c) If any party breaches, or threatens to commit a breach of, any of the Protective Covenants, the non-breaching party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to it or its subsidiaries at law or in equity:

                           (i) the right and remedy to have the Protective
Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Protective Covenants would cause irreparable injury and that money damages would not provide an adequate remedy; and

                           (ii) the right and remedy to require the breaching
party to account for and pay any profits, monies or other benefits derived or received as the result of any transactions constituting a breach of the Protective Covenants.

         4.06. Limitation Of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXAMPLE.

         4.07. Further Representations and Warranties. Each party represents warrants to the other party as follows:

           (a) It has the full power and authority to execute, deliver and perform this Agreement. This Agreement is valid, binding and enforceable against it in accordance with its terms and no provision requiring its performance is in conflict with its obligations under any charter or any other agreement (of whatever form or subject) to which it is a party or by which it is bound.

           (b) If other than a sole proprietorship, it is duly organized, authorized and in good standing under the laws of the state of its organization and is duly authorized to do business in all other states in which its business make such authorization necessary or required.

           (c) Except as otherwise disclosed in writing on or before the effectiveness of this Agreement, neither party nor any of its principals including without limitation, its directors or officers, have been subject to any (i) criminal conviction (excluding traffic misdemeanors or other petty offenses); (ii) bankruptcy filings; (iii) Internal Revenue Service liens; (iv) federal or state regulatory administrative or enforcement proceedings; or (v) restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices.

SECTION FIVE - INTELLECTUAL PROPERTY

         5.01. Intellectual Property. "INTELLECTUAL PROPERTY" means all of the following owned by a party: (i) trademarks and service marks (registered and unregistered) and trade names, and goodwill associated therewith; (ii)

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patents, patentable inventions, computer programs, and software, codes; (iii)
databases; (iv) trade secrets and the right to limit the use or disclosure thereof; (v) copyrights in all works, including software programs; and (vi) domain names. The rights owned by a party in its Intellectual Property shall be defined, collectively, as "INTELLECTUAL PROPERTY RIGHTS." Other than the express licenses granted by this Agreement, no other grants are otherwise made to any Intellectual Property Rights of either party. Notwithstanding anything herein to the contrary, any and all software, firmware, codes (object or source) or programs that accompany or are a part of the Products (the "SOFTWARE") are being licensed not sold regardless of the use of such terms as, without limitation, "Sales (as defined in this Agreement)" "sale," "resale," "reseller," "purchase," "sold," "transferred," "customer," "buyer," "buy" or "bought"; as used throughout such terms as it relates to Software are being used for convenience and shall not be construed as providing any other rights other than a license for use of the Software according to SBI's Terms and Conditions for such Software. EXCEPT FOR LICENSES TO SUCH SOFTWARE, SBI, ITS AFFILIATES AND/OR LICENSOR(S) RETAIN ALL RIGHT, TITLE AND INTEREST TO SUCH SOFTWARE.

         5.02 No Reverse Engineering. COMP USA WILL NOT, NOR WILL COMP USA PERMIT ANY END USER OR ANY OTHER THIRD PARTY, TO: (A) PRODUCE, MANUFACTURE, ELECTRONICALLY DISTRIBUTE OR OTHERWISE COPY THE PRODUCTS; (B) REVERSE ENGINEER, DISASSEMBLE, OR DECOMPILE THE PRODUCTS IN WHOLE OR IN PART; OR (C) ALTER OR MODIFY THE PRODUCTS IN ANY WAY. COMP USA AGREES TO PROMPTLY NOTIFY SBI OF, AND TO ASSIST SBI WITH RESPECT TO, ANY INFRINGEMENT OR UNAUTHORIZED USE OF SUCH PROPRIETARY RIGHTS OF WHICH COMP USA IS AWARE OR REASONABLY SUSPECTS.

SECTION SIX - GENERAL PROVISIONS

         6.01. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions.

         6.02. Drafting. No provision of this Agreement shall be construed against any party merely because that party or counsel drafted or revised the provision in question. All parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.

         6.03 Waiver. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

         6.04. Assignment. COMP USA shall not assign, delegate, subcontract, license, franchise, or in any manner attempt to extend to any third party any right or obligation under this Agreement except as otherwise permitted herein without the prior written consent of SBI. SBI may fully and freely assign or delegate its rights and/or obligations to any third party.

         6.05. Amendments. Except as otherwise provided in this Agreement, no provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties.

         6.06. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy), or first class mail, postage prepaid, sent to the addresses set forth herein.

         6.07. Section Headings: The section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

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         6.08. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile copies reflecting the party's signature hereto, and any such facsimile copy shall be sufficient to evidence the signature of such party as if it were an original signature.

         6.09. Entire Agreement; Binding Effect. This Agreement, including all exhibits and attachments hereto, sets forth the entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement, any rights or remedies under or by reason of this Agreement.

         6.10 Government Use. If COMP USA uses any contractor or subcontractor (at any tier) of the U.S. government or is licensing any part of the Product for use by the U.S. Government or in connection with any contract or other transaction with the U.S. government, COMP USA acknowledges that by accepting delivery of any Software, the government agrees that the Software qualifies as commercial computer software and that the documentation related thereto qualifies as commercial computer software documentation within the meaning of the acquisition regulations and contract clauses applicable to this procurement. THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE FULLY APPLICABLE TO THE GOVERNMENT'S USE AND DISCLOSURE OF THE SOFTWARE AND DOCUMENTATION, AND SHALL SUPERSEDE ANY CONFLICTING TERMS OR CONDITIONS.

         6.11. Jurisdiction; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (irrespective of its choice of law principles). The parties disclaim application of the U.N. Convention on Contracts for the International Sale of Goods to this Agreement or the transactions contemplated hereby. Except for actions for injunctive relief for a violation of intellectual property rights, confidentiality obligations or enforcement or recognition of any award or order in any appropriate jurisdiction, any and all claims, controversies or actions arising out of or relating to this Agreement shall be filed exclusively in the state and federal courts located in the County of Santa Clara, California, to which each of the parties hereby submit to its personal jurisdiction.

         6.12. Attorney's Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, including expert witness fees and fees on any appeal.

         6.13. Application of Provisions in said Agreement. All provisions in this agreement apply to both parties in a manner that does not allow one party to obtain advantage over the other unless otherwise stated.

           IN WITNESS WHEREOF, this Agreement is executed by duly authorized officers of the parties and shall be effective as of the date first above written.


COMP USA, INC.                          SPARE BACKUP, INC.


By:                                     By:
   ---------------------------------       ---------------------------------

Name:                                   Name:
     -------------------------------         -------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------

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                                    EXHIBIT A
                              TO SUPPLIER AGREEMENT

         All payments set forth in this Exhibit A shall be in US Dollars.


         COST PER UNIT
         -------------

         Upon acceptance of each Purchase Order, in accordance with the terms of the Agreement, CompUSA shall pay [___] dollars and [___] cents [(___)] per unit, regardless of the retail price at which CompUSA sells each unit. CompUSA shall receive a Marketing and Distribution Fund ("MDF") credit of [_] dollars [(__)] per unit and bounty ("Bounty") credit of [__] dollars [(__)] per unit. Such MDF and Bounty credits will be applied against the per unit cost of [_______] dollars and [___________] cents [(______)].


         REVENUE FROM DATA SERVICES
         --------------------------

         Upon sale of each unit through CompUSA to a customer of C. Supplier will provide data service ("Data Services") for a period of six months for each unit sold at not cost to the original end user. Thereafter, each such end user can elect to continue receiving the Data Service from Supplier and the cost of such Data Services to each end user will be [___] dollars and [___] cents [(__)] per month ("Service Fee"), which Service Fee will be paid for by the end user. Such Service Fee may from time to time be adjusted at S's sole discretion. Supplier shall pay [___] percent [___] of the Service Fee collected from each end user, which end user was also a customer of and purchased such unit from C. to CompUSA within ninety (90) days of receipt of such Service Fee payment from the end user.


         LAUNCH FUNDS AND ADVERTISING EXPENSES
         -------------------------------------

         To the extent possible, CompUSA shall use its best efforts to launch and promote the products as well as develop the largest possible market for the Products, for which services Supplier shall pay CompUSA a total of [___] dollars [(__)] towards launch expenses ("Launch Funds") and a total of [___]dollars [(__)] toward advertising expenses ("Advertising Expenses") as follows:

         Upon execution of the Agreement, Supplier shall pay [___] dollars [(__)] of the Launch Funds. An additional payment of [___] [(__)] shall be made within ninety (90) days and the final payment of [___] [(__)] within one hundred and eighty (180) days.

         Supplier shall pay CompUSA a total of [___] dollars [(__)] in Advertising Expenses. [___] dollars [(__)] shall be paid within 30 days of remittance of invoice of advertising placement. The [___] dollar [(__)] budget is for one year (1).

         Termination of the Agreement shall relieve Supplier of any obligation to continue payment of any unpaid portion of the Launch Fund and/or Advertising Expenses.


         INSPECTION OF RECORDS
         ---------------------

         To the extent that CompUSA elects to inspect S's books and records, pursuant to Section 12.01(i) of the Agreement, only such records and books the relate specifically to this Agreement shall be made available to CompUSA for inspection.

                                       A-2